Microbot Medical Inc. to Initiate Townhall Meetings

Initial Event Planned for Thursday, February 1st at 4:30pm ET

Hingham, MA – January 31, 2018 – Microbot Medical Inc. (Nasdaq: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced that it will host regularly-scheduled Townhall Meetings to allow shareholders and interested investors to get updates and participate in a Q&A session with senior executives of the Company. The initial Townhall Meeting is scheduled for Thursday, February 1, 2018 at 4:30pm ET. Harel Gadot, Chief Executive Officer, President and Chairman, and Hezi Himelfarb, General Manager and Chief Operating Officer, will be available to address participant questions.

“We have had a number of significant accomplishments since becoming a publicly-traded company just over a year ago – strengthening our balance sheet, IP and we recently entered into an agreement with CardioSert to acquire a novel technology to enhance existing technology platforms – just to name a few,” commented Mr. Gadot. “I believe it’s important to maintain an open communications policy with our shareholders. The bi-monthly Townhall Meetings is an efficient approach to ensure alignment on our strategy, demonstrate progress and provide updates.”

For both “listen-only” participants and those participants who wish to ask question, the dial-in number is 888-539-3686 (U.S./Canada) or 719-325-2214 (international) and the Conference ID is 8365949. An accompanying video presentation may be accessed at the following address https://streaming.webcasts.com/starthere.jsp?ei=1179998&tp_key=d5abe459e6 or via the ‘Investors’ section, under ‘Presentations and Resources’ of the Company’s website at www.microbotmedical.com.

A replay of the ‘Townhall Meeting will be available for seven business days beginning about two hours after the conclusion of the live call, by dialing 888-203-1112 (U.S./Canada) or +1 719-457-0820 (international) and providing the Conference ID 8365949. An archived webcast will also be available and may be accessed in the ‘Investors’ section of the Company’s website at www.microbotmedical.com.

About Microbot Medical Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its further evaluation of the CardioSert technology, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305

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